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                                                                     EXHIBIT 5.1

                                BINGHAM DANA LLP
                               150 Federal Street
                                Boston, MA 02110

                                          March 3, 1999

RoweCom Inc.
725 Concord Avenue
Cambridge, Massachusetts 02138

  Re: Registration Statement on Form S-1 (SEC File No. 333-68761)

Ladies and Gentlemen:

  We have acted as counsel to RoweCom Inc. (the "Company"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,565,000 shares (the "Shares") of Common Stock, $0.01 par value per share, pursuant to a Registration Statement on Form S-1, Registration No. 333-68761 (as amended from time to time, the "Registration Statement"), initially filed by the Company with the Securities and Exchange Commission on December 11, 1998.

  We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such agreements, instruments, corporate records, and other documents, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law, and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby.

  We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing a document.

  We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company and the underwriters named therein (the "Underwriting Agreement"), will have been duly executed and delivered pursuant to the authorizing votes of the Board of Directors of the Company, and that the Shares will be issued and sold only upon full payment therefor as provided in the Underwriting Agreement. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

  This opinion is limited solely to the General Corporation Law of the State of Delaware, as applied by courts located in Delaware.

  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and when delivered and paid for in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          /s/ Bingham Dana LLP

                                          BINGHAM DANA LLP